Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in each of the following Registration Statements of Temple-Inland Inc. and in each related Prospectus of our reports dated March 3, 2006, with respect to the consolidated financial statements of Temple-Inland Inc.; and Temple-Inland Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Temple-Inland Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Registration
Statement No.	Purpose
No. 33-27286	Post Effective Amendment Number 1 on Form S-8
No. 33-32124	Post Effective Amendment Number 2 on Form S-8
No. 33-43802	Registration Statement on Form S-8
No. 33-48034	Registration Statement on Form S-8
No. 33-54388	Registration Statement on Form S-8
No. 33-63104	Registration Statement on Form S-8
No. 333-27469	Registration Statement on Form S-8
No. 333-33702	Registration Statement on Form S-8
No. 333-105072	Registration Statement on Form S-8
No. 333-113180	Registration Statement on Form S-8
No. 333-129545	Registration Statement on Form S-8
No. 333-129546	Registration Statement on Form S-8
No. 333-129547	Registration Statement on Form S-8
No. 333-129548	Registration Statement on Form S-8
No. 333-129549	Registration Statement on Form S-8
No. 333-130034	Registration Statement on Form S-3
/s/ Ernst & Young
Austin, Texas
March 7, 2006